UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 6-K/A

REPORT OF FOREIGN PRIVATE ISSUER
PURSUANT TO RULE 13a-16 OR 15d-16 UNDER
THE SECURITIES EXCHANGE ACT OF 1934

For the month of March 2013

Commission File Number: 001-35216

UTSTARCOM HOLDINGS CORP.

Not Applicable

(Translation of registrant’s name into English)

Room 303, Building H, Phoenix Place

No. A5 Shuguangxili

Chaoyang District, Beijing 100028

People’s Republic of China

(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F  ☒            Form 40-F  ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1): ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7): ☐

At 4:30 p.m., Eastern Standard time, on March 21, 2013, UTStarcom Holdings Corp., an exempted company incorporated under the laws of the Cayman Islands (“UTStarcom”), effected a one-for-three reverse share split whereby each existing issued three ordinary shares of UTStarcom was consolidated into one ordinary share of UTStarcom (the “Reverse Share Split”).  The Reverse Share Split was approved by the shareholders of UTStarcom at an extraordinary meeting held on March 21, 2013.

This Form 6-K/A is being filed by UTStarcom in order to amend UTStarcom’s Form 6-K that was filed with the Securities and Exchange Commission on June 27, 2011 (the “Original Filing”).  Specifically, this Form 6-K/A is being filed in order to amend the authorized share capital and par value of UTStarcom’s ordinary shares set forth in the Original Filing.

The information previously reported in the Original Filing is incorporated herein by reference.  Except as described in this Form 6-K/A, the Original Filing remains unchanged and is not amended hereby.

The first full sentence in the paragraph under the heading “Authorized Share Capital” on Page 3 of the Original Filing, is hereby amended and restated as follows:

“UTS Holdings is authorized to issue 250,000,000 ordinary shares of a nominal or par value of US$0.00375 each and 5,000,000 preference shares of a nominal or par value of US$0.00125 each.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UTStarcom Holdings Corp.

	By :	/s/ William Wong
	Name:	William Wong
	Title:	Chief Executive Officer

Date: March 21, 2013

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